Exhibit-99.(a).(1).(D)

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Stock Option Exchange Program

Welcome Page and Information

Welcome **FIRST NAME**
to the XETA Stock Option Exchange Program Website.

We are pleased to announce that the XETA Technologies Stock Option Exchange Program (the "Exchange Program") opened on September 17, 2009. You should have received or will soon be receiving a packet of materials in the mail from us providing you with detailed information about the Exchange Program.

The Exchange Program will remain open until 11:00 p.m., Central Time, on Friday, October 16, 2009, unless extended. We will notify you if we extend this deadline.

The terms and conditions of the Exchange Program are provided in the Offer to Exchange document and related documents contained in your packet of materials. Before proceeding, you are encouraged to carefully read these documents. You can also access these documents by clicking on the links below.

- Cover Letter from Greg Forrest *(click here to view)*
- Offer to Exchange Certain Outstanding Stock Options for New Stock Options (the "Offer to Exchange document") *(click here to view)*
- Form of Election Form *(click here to view)*

For your convenience, the following documents referred to in the Offer to Exchange document may be accessed by clicking on the links below:

- XETA Technologies 2000 Stock Option Plan *(click here to view)*
- XETA Technologies 2004 Omnibus Stock Incentive Plan *(click here to view)*
- Prospectus for 2000 Stock Option Plan *(click here to view)*
- Our SEC Filings *(click here to view)*

If you have difficulty using this site, please contact Kim Hodge, Monday through Friday, 8:00am to 5:00pm Central Time at the following: by phone 918-588-4264 or by e-mail kim.hodge@xeta.com

Start Stock Option Exchange Process

XETA TECHNOLOGIES

Stock Option Exchange Program

Login

Enter your six-digit Personal Identification Number ("PIN"), which is located at the top right of the cover letter from Mr. Forrest that was included in the Exchange Program packet of materials mailed to you. Please do not enter spaces.

If you do not have your PIN, please contact Kim Hodge, Monday through Friday, 8:00am to 5:00pm Central Time at the following: by phone 918-588-4264 or by e-mail kim.hodge@xeta.com

Enter PIN #

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Stock Option Exchange Program
Election Instructions / Withdrawal Instructions

Hello, FIRST NAME

In the Election Form that follows, you will find information regarding your current outstanding stock option grants that are eligible for exchange in the Exchange Program, and instructions for making an election to participate in the Exchange Program.

Please read these instructions carefully.

ELECTION INSTRUCTIONS:

To make an election with respect to the Exchange Program, complete steps 1-4 as follows ***before the expiration deadline of 11:00 p.m. Central, on October 16, 2009*** *(or such later date as may apply if the Exchange Program deadline is extended)*:

(1) In the Table under Step #1 below, **select** the "YES" button appearing in the far left column for each option grant listed that you wish to exchange. If you do not want to exchange the option grant listed, select the "NO" button.

(2) **Read** the Terms of Agreement set forth under Step #2 below **and click** "I agree".

(3) **Submit** your election by entering your name in the space provided and clicking the "submit" button under Step #3 below.

(4) **Print** your confirmation page.

Submissions by any other means (such as by hard copy, email, in person, etc.) will NOT be accepted.

TO BE EFFECTIVE, YOUR ELECTION FORM MUST BE SUBMITTED AND RECEIVED BY US BEFORE THE EXCHANGE PROGRAM DEADLINE.

WITHDRAWAL INSTRUCTIONS:

You may withdraw your election any time ***before 11:00 p.m. Central Time on Friday, October 16, 2009 (or, if we extend the deadline, before11:00 p.m. Central Time on such later expiration date***). **THE LAST ELECTION FORM PEROPERLY SUBMITTED BY YOU AND RECEIVED BY US PRIOR TO THE EXPIRATION OF THE EXCHANGE PROGRAM WILL PREVAIL.**

To withdraw your previous election, simply:

(1) **Access your Election Form** on the Exchange Program website (you will need to go to the Login Screen and enter your PIN#). Please note that when you access your Election Form to withdraw or change your previous election, you will receive a blank Election Form and must re-enter your selections for each of your Eligible Option grants listed.

(2) **Select the "NO, do not exchange"** button for each option grant listed that you wish to withdraw. If you hae multiple option grants listed and you want to withdraw some grants but not others, you will need to select the "NO" button for those grants you wish to withdraw and the "YES" button for those grants that you want to exchange.

(3) **Click** the "I agree" button to the Terms of the Agreement.

(4) **Submit** your revised Election Form.

(5) **Print** your confirmation page.

Submissions by any other means (such as by hard copy, email, in person, etc.) will NOT be accepted.

If you want to submit a new election after withdrawing your previous election, follow the Election Instructions.

TO BE EFFECTIVE, YOUR REVISED ELECTION FORM MUST BE SUBMITTED AND RECEIVED BY US BEFORE THE EXPIRATION DEADLINE. AFTER THE EXCHANGE PROGRAM EXPIRES, YOU CANNOT WITHDRAW OR CHANGE YOUR ELECTION AND ALL ELECTIONS WILL BE DEEMED FINAL.

Start Stock Option Exchange Process

Stock Option Exchange Program
Election Form

NAME
ADDRESS
ADDRESS

STEP #1:

Your Eligible Options are listed below.

To make your election, check either the "YES" or "NO" box provided below for each Eligible Option grant listed:

Mark ONE Selection for Each Eligible Stock Option Grant	Plan under which Eligible Option were Granted	Grant Date	Exercise Price	# of Eligible Options	Status of Eligible Options		Expiration Date
					Vested	Unvested	
○ **YES**, I want to exchange this option grant. ○ **NO**, do not exchange.							
○ **YES**, I want to exchange this option grant. ○ **NO**, do not exchange.							
○ **YES**, I want to exchange this option grant. ○ **NO**, do not exchange.							
○ **YES**, I want to exchange this option grant. ○ **NO**, do not exchange.							
○ **YES**, I want to exchange this option grant. ○ **NO**, do not exchange.							

You may modify your election(s) at any time before expiration of the Exchange Program. The last Election Form properly submitted by you before the expiration deadline of the Exchange Program will supersede any of your previous election(s). *(See "Withdrawal Instructions" above).*

STEP #2:

Terms of Agreement

I acknowledge and agree that:

1. I have received a copy of the Offer to Exchange document dated September 17, 2009, and related materials enclosed with Mr. Forrest's letter to me regarding the Exchange Program. I have had the opportunity to read all of the terms and conditions of the Exchange Program as described in Offer to Exchange document and related materials.

2. I tender to XETA for exchange the eligible option grant(s) specified in the Table above (the stock option grants marked "YES, I want to exchange this option grant") and understand that, upon acceptance by XETA, this election form will constitute a binding agreement between XETA and me, unless I validly withdraw this election before the Exchange Program expires.

3. I understand that if I do not mark either "YES, I want to exchange this option grant" or "NO, do not exchange" on the election form next to an option grant listed, or if I do not submit my election form at all, I will be deemed to have chosen NOT to participate in the Exchange program as to such eligible options and I will retain those eligible options according to their existing exercise price, terms, and conditions.

4. I understand that if I validly tender an eligible option grant for exchange, and such eligible option grant is accepted and cancelled, I will lose my rights to purchase any shares under such eligible stock options and I will receive in exchange a lesser of new stock options with a lower exercise price.

5. I understand that any new stock options issued to me in the Exchange Program will have a new three-year vesting schedule, such that 50% of such new stock options will vest upon the first anniversary of the date of grant of the new stock option (expected to be the expiration date of the Exchange Program), another 25% will vest on the second anniversary of the date of grant, and the remaining 25% will vest on the third anniversary of the date of grant.

6. I understand that each new stock option grant will have an exercise price per share equal to the closing price of XETA's common stock as reported on the NASDAQ Global Market on the date the new stock options are granted.

7. I understand that the new stock options will be granted under the 2000 Stock Option Plan, even if the eligible options I tender for exchange were granted under the 2004 Plan, and that the terms of the 2000 Plan differ in some respects from

those of the 2004 Plan (as more fully described in the Offer to Exchange document).

8. I understand that the new stock options will expire six years after their date of grant.

9. I further understand that except for the number of shares, exercise price, vesting schedule and expiration date, and except for the differences described in 6 above if the eligible options I exchange were granted under the 2004 Plan, the new stock option grants will have substantially the same terms and conditions as the eligible option grants cancelled in the Exchange Program.

10. XETA has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in the Exchange Program, before making any decision whether to participate.

11. To remain eligible to tender my eligible options for exchange and cancellation pursuant to the Exchange Program, I understand that I must remain employed by XETA through the date that the new stock options are granted. I understand that if I die or cease providing services to XETA prior to the expiration date of the Exchange Program, XETA will not accept my eligible option grant for exchange and either I or my estate or beneficiaries, as the case may be, will retain my eligible options with their current terms and conditions.

12. I understand that if I cease providing services to XETA before all of the shares represented by the new stock option vest, I will forfeit any unvested portion of my new stock options.

13. I understand that neither the ability to participate in the Exchange Program nor actual participation in the Exchange Program will be construed as a right to continued employment or service with XETA, and that nothing about the Exchange Program changes my current employment status with the Company or assures me of any continued right to employment.

14. I understand that in accordance with Sections 6 and 14 of the Offer to Exchange document, XETA may terminate, modify or amend the Exchange Program and postpone its acceptance and cancellation of any eligible options that I have tendered for exchange. In any such event, I understand that the eligible options tendered for exchange but not accepted will remain in effect with its current terms and conditions.

15. I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my eligible options at any time until the Exchange Program expires. **I understand that my decision to tender my eligible options will become irrevocable at 11:00 p.m., CST, on October 16, 2009, unless the Exchange Program is extended.**

16. I hereby sell, assign and transfer to XETA all right, title and interest in and to the eligible stock options that I am tendering as specified in the Table set forth in Step #1 above.

17. I hereby represent and warrant that I have full power and authority to elect to surrender the eligible stock options marked "YES, I want to exchange this option grant" in the table above and that, when and to the extent such eligible stock options are accepted by XETA, such eligible stock options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such eligible stock options will not be subject to any adverse claims.

18. This Agreement is governed by, and subject to, U.S. federal and Oklahoma state law (without giving effect to principles of conflict of laws), as well as the terms and conditions set forth in the Offer to Exchange document. For purposes of litigating any dispute that arises under this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Oklahoma and agree that such litigation shall be conducted in the courts of Tulsa County, Oklahoma, or the federal courts for the State of Oklahoma, where the Exchange Program is made and/or to be performed.

19. I agree to all of the terms and conditions of the Exchange Program.

☐ **By checking this box, I acknowledge that I have read and agree to all the Terms of Agreement.**

STEP #3:

I am ready to submit my election to participate in the Exchange Program.

Please note your election is NOT complete until you enter your name below and click on "Submit."

Enter your FULL NAME:

Submit

XETA TECHNOLOGIES

Stock Option Exchange Program
Election Confirmation

STEP #4

Please print your confirmation page and retain it for your records.

XETA has received your Election Form which shows you have made the following selections:

NAME
ADDRESS
ADDRESS

Confirmation #:
Date:

Selected Option	Plan under which Eligible Options were Granted	Grant Date	Exercise Price	# of Eligible Options	Status of Eligible Options		Expiration Date
					Vested	Unvested	

You may change or withdraw this election any time before the Exchange Program expires. To do so, log back into the Exchange Program website and follow the Withdrawal Instructions. When you access your Election Form to change or withdraw your previous election, **you will need to re-enter your selections for each of the option grants listed--not just those you wish to change or withdraw.**

Please note that our receipt of your Election Form is not by itself an acceptance of your Eligible Option for exchange. We will be deemed to have accepted your Eligible Option for exchange when we have determined that the Eligible Option was validly tendered and not properly withdrawn, and we give you written notice that we have accepted such Eligible Option for exchange. Such notice may be made by email or other method of communication at our discretion.

The last Election Form properly submitted by you and received by us prior to the Exchange Program deadline will prevail.

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Stock Option Exchange Program

Previous Election Notice

Our records indicate that you have already completed the XETA Stock Exchange Option process on **DATE** if you wish to **continue and overwrite your previous selection** please click the button below.

Overwrite Previous Entry

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